Exhibit 10.1

Hellenic Solutions, Corporation

Secured Note Purchase Agreement

This Secured Note Purchase Agreement (the “Agreement”) is made as of March 23, 2011 (the “Effective Date”) by and among Hellenic Solutions, Corporation, a Cayman Island Exempt Company (the “Company”), and Access America Fund, LP, a Delaware Limited Partnership

The parties hereby agree as follows:

1.           Terms of the Loan; Closing.

1.1           The Loan.  Subject to the terms of this Agreement, at the Closing (as defined below) the Lenders agrees to loan or cause to be loaned to the Company $925,000 (the “Loan Amount”) against the issuance and delivery by the Company of a promissory note for that amount in the form attached hereto as Exhibit A (the “Notes”) and warrants to purchase $925,000 of the Company’s ordinary shares at a price of $2.50 per share.  The Lenders may, at its sole discretion, syndicate or assign, all or a portion of its rights to purchase notes with identical terms and conditions.

1.2           Closing.  Subject to Section 4 below, the closing of the first loan described above (the “Closing”) shall be held on or before March 31, 2010 (the “Closing Date”).

1.3           Security.  Repayment of the Note shall be secured by all of assets of the Company, all of the stock of the Company owned by the Shareholders, and all of the stock the Company owns in any and all of its subsidiaries in accordance with the terms and conditions of Note.  The Note ranks senior to any and all existing notes of the Company.  The Lenders agrees that this note will automatically subordinate to a debt or convertible equity financing of over $5,000,000 U.S. (excluding trade payables or receivables financing).

2.           Representations and Warranties of the Company.

The Company hereby represents and warrants to the Lenders as of the Closing Date as follows:

2.1           Organization, Good Standing and Qualification, Corporate Power.  The Company is a Corporation duly organized, validly existing and in good standing under the laws of the State of Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction where it is legally obligated to be so qualified except where the failure to so qualify would not have a Material Adverse Effect.  As used herein, “Material Adverse Effect” means a material adverse effect on the assets, properties, financial condition, operating results or business of the Company.  The Company has all requisite limited liability company power to execute and deliver this Agreement and the Note and to carry out and perform its obligations under the terms of this Agreement and the Note.

2.2           Authorization.  All action on the part of the Company, its Officers and its Directors necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note and the Shares have been taken prior to the Closing.  This Agreement, the Warrants and the Note (collectively, the “Transaction Documents”), when executed and delivered by the Company and/or the Shareholders, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) applicable securities laws regarding the enforceability of indemnification provisions.  The execution and delivery of the Transaction Documents will not violate or cause a default under the Company’s certificate of formation or any contract or agreement to which the Company is a party.  The Note and the Shares, when issued in compliance with the provisions of this Agreement, will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company.

3.           Representations and Warranties of the Lenders.  The Lenders hereby represents and warrants to the Company as of the Closing Date as follows:

3.1           Authorization.  All action on the part of the Lenders, its Board of Directors (or similar governing body) and its equity holders necessary for the authorization, execution, delivery and performance of this Agreement by the Lenders and the performance of the Lenders’s obligations hereunder, including making a loan to the Company in the amount of the Loan Amount on the terms and subject to the conditions described herein and in the Note have been taken prior to the Closing.  Lenders has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations thereunder.  Each Transaction Document to which it is a party is a valid and binding obligation of Lenders enforceable against it in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) applicable securities laws regarding the enforceability of indemnification provisions.

4.           Closing Deliveries.

4.1           Deliveries by the Company at Closing.  The Company shall deliver the following to the Lenders at Closing:

(a)           Note.  The first Note in the principal amount of $950,000 shall have been duly executed and delivered by the Company to the Lenders.

(b)           Security Purchase Agreement.  The Security Agreement shall have been duly executed and delivered by the Company to the Lenders.

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(c)           Warrant.  The Security Agreement shall have been duly executed and delivered by the Company to the Lenders.

4.2           Closing Deliveries by the Lenders at Closing.  The Lenders shall deliver the following to the Company at Closing:

(a)           Purchase Amount.  The Lenders shall have delivered to the Aegean Earth & Marine S.A. account the principal amount of the note less any previous notes, advances, or expense allocations listed in Exhibit C to be merged into the Note.

4.3           Subsequent Closings.  In connection with the subsequent loans by Lenders described in Section 1.1 above, the Company shall issue a new Note to the Lenders upon receipt of the subsequent loan amount.

5.           Miscellaneous.

5.1           Further Assurances.  The Company shall file with the appropriate governmental authorities a UCC-1 financing statement or similar document in order to perfect the lien of the Lenders created by the Security Agreement.  In addition, the Company agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Lenders such further instruments and documents and take such further action as may be necessary or desirable to protect or preserve any liens created pursuant to the Security Agreement or that the Lenders may reasonably request in order to carry out the full intent and purpose of the Transaction Agreements.

5.2           Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3           Governing Law.  THIS AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY THE LENDERS AND WILL BE DEEMED TO BE MADE IN THE STATE OF TEXAS.  THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ITS CONFLICT OF LAWS RULES.

5.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6           Notices.  Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given or if delivered by a reputable courier service or overnight delivery service, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows (or to such other address as the appropriate party may provide to the other parties by notice pursuant to this section):

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If to the Company, to:

Hellenic Solutions Corporation
5, Ichous Str. - Galatsi
111 46 Athens, Greece

If to the Lenders, to:

Access America Fund, LP
800 Town & Country Blvd
Suite 420
Houston, TX 77024
Phone:  (713)-600-8888
Fax:  (713)-599-1304

5.7           Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Lenders.

5.8           Entire Agreement.  This Agreement and the Exhibits hereto and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.9           Successors and Assigns.  This Agreement may not be transferred by the Lenders without the written consent of the Company, except in the case of transfers to affiliates of the Lenders for which no consent is required.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Note from time to time.

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

Lenders:

Access America Fund, LP

By (signature):
Name:
Title:

COMPANY:

Hellenic Solutions Corporation

By (signature):
Dimitrios Vassilikos, Chief Executive Officer

Exhibit A

Form of Promissory Note
Incorporated Herein by Reference from Minutes of the Board of Directors of March 22, 2011

Exhibit B

Form of Warrant
Incorporated Herein by Reference from Minutes of the Board of Directors of March 22, 2011

Exhibit C

Previous Fundings or Notes to be included or merged in the principal of the first note to Access America Fund, LP

1.	$250,000 loan made on behalf of Hellenic Solutions Corporation to Temhka, S.A. on October 19, 2010
2.	$100,000 advance made on behalf of Hellenic Solutions Corporation to Aegean Earth & Marine, S.A. on December 23, 2010
3.	$50,000 advance made on behalf of Hellenic Solutions Corporation to Aegean Earth & Marine, S.A. on February 25, 2011
4.	$100,577.50 payment made on behalf of Hellenic Solutions Corporation to Friedman, LLP on February 28, 2011.
5.	$150,000 advance made on behalf of Hellenic Solutions Corporation to Aegean Earth & Marine, S.A. on March 7, 2011
6.	$150,000 expense allocation made payable to Access America Investments, LLC